EXHIBIT 10.53
                                  CERTIFICATE

ENRON OIL & GAS INDIA LTD., formerly known as ENRON INDIA EXPLORATION COMPANY, pursuant to its articles of incorporation and by-laws, has, by the unanimous consent of its directors, authorized its chairman, directors, secretary, assistant secretary, proper officers and its counsel (any one of them acting alone), to negotiate production sharing contracts for the Tapti, Panna and Mukta Fields, offshore India, and to execute, deliver and perform for, in the name of and on behalf of ENRON OIL & GAS INDIA LTD.

Dated this 22nd day of December 1994.

                                                         /S/ E. J. VANDERMARK
                                                             E. J. Vandermark
                                                          Assistant Secretary